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                                                                   Exhibit 10.14

                              DOOR-TO-DOOR SHUTTLE

                                UPPER LEVEL ONLY

                COMMERCIAL GROUND TRANSPORTATION OPERATING PERMIT

                               AIRPORTS COMMISSION

                        CITY AND COUNTY OF SAN FRANCISCO

                 DIRECTOR OF AIRPORTS EXECUTIVE ACTION NO. 2816


     Permittee is hereby authorized and permitted by the City and County of San Francisco, a municipal corporation, hereinafter referred to as "City", acting by and through its Director of Airports, hereinafter referred to as "Director", to operate its business or a phase thereof at the San Francisco International Airport, hereinafter referred to as "Airport", for the following purposes only and subject to the terms and conditions hereinafter set forth. Whenever the word "Commission" is used herein it refers to the Airports Commission of the City and County of San Francisco.

     The following specific terms and conditions are hereby mutually agreed to between City and SuperShuttle, (hereafter referred to as "Permittee"):

1.   Use Purpose Defined

     Provide Door-to-Door Shuttle ground transportation service to airline passengers whose flights are arriving at or departing from the San Francisco International Airport. Passenger pick-ups in conjunction with the providing of such services, may be made only at the BLUE LOADING zones on the Upper Level of the Terminal Roadways, only by authorized vehicles


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bearing a valid Airport identification decal and automatic vehicle identification device (transponder) issued by Director.

     Charter transportation passenger pick-up service provided in conjunction with Door-to-Door Service may be provided with a proper waybill only in the lower level courtyards provided for such purpose.

     Passenger drop-offs may be made at the white terminal curb zones on the Upper Level of the Terminal Roadways, only by authorized vehicles bearing a valid identification decal and automatic vehicle identification device issued by Director.

2.   Term of Permit

     This Permit shall become effective on January 15, 1994, and shall continue in force on a thirty (30) day, month-to-month basis, until revoked or mutually cancelled as hereinafter provided.

3.   Uses Permitted

     Permittee shall be limited to the number of shuttle vans as authorized by the Director which may be used for active passenger loading on the upper level center islands in each of the North, South and International Terminal curb loading zones.

     Permittee shall provide, door-to-door shuttle van service from the Airport's upper level center island to at least one (1) of the following six (6) Bay Area geographic areas:



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1. San Francisco, City and County;

2. San Mateo County;

3. Santa Clara County;

4. Alameda County;

5. Contra Costa County;

6. Marin County.

     Permittee shall provide the Airport with the most current price of fares to be charged for its services from the Airport to and within each county served.

4.   Operation

     Permittee shall have on file with the Director a copy of driver training program, curb coordinator program, vehicle maintenance program, customer relations program, disability program and reservation program prior to commencement of operations under this Permit. All drivers, Curb Coordinators, and Independent Contractors, shall receive a certificate to be issued by Permittee verifying completion of training program prior to commencing on-Airport operations.

     Permittee shall operate, or have under contract or within Permittee's control, shuttle vans which are available to provide door-to-door shuttle service pursuant to this Permit, some of which shall be accessible to passengers in accordance with the Americans with Disabilities Act of 1990 (ADA) or as may be revised. Shuttle vans shall be designated to carry not less than six (6) passengers and not more than eleven (11) passengers for the transportation of airline passengers and the public between the Airport and other points outside the limits of Airport at posted rates. All shuttle vans shall have commercial



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license plates and the California public Utilities Commission's Transportation
Charter Party and/or Passenger Stage Corporation number displayed.

     A. Each shuttle van operated under this Permit shall be clean inside and out, free of exterior body damage, without an excessively-worn appearance on the inside, mechanically safe and in excellent working order, as required under the California Vehicle Code. Director reserves the right to object to any of Permittee's vehicles and further require that the vehicle be cleaned, or repaired or removed from service.

     B. Permittee shall have all vehicles operating under this Permit equipped with a two way radio system.

     C. Permittee shall be permitted to utilize employees, or independent contractors to achieve its full complement of vehicles and drivers. The Airport reserves the right to approve in advance the form and content of any agreement to be used between Permittee and its independent contractors. Permittee covenants herein that it will accept full responsibility for its employees, independent contractors and representatives.

     D. Each shuttle van operated under this Permit shall be affixed with an Airport decal and a transponder for auditing and controlling purposes. The removal and/or loss of any transponder must be reported to the Airport Police within twenty four (24) hours of its occurrence and all new vehicles put into service must have decals and transponders installed before operating at the Airport. All Airport decals and transponders must be returned to Airport if vehicle is not being used in



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providing service to and from the Airport.

     E. Permittee shall be responsible for each transponder issued under this Permit until such time that transponder is reported lost or stolen or is returned to Airport.

     F. Permittee shall require its employees, independent contractors and drivers to wear uniforms which project a professional appearance and clearly identify the wearer as an employee or representative of Permittee. Employees, independent contractors and representatives of Permittee shall further be required to wear at all times and clearly display photo I.D. badges issued by Permittee, which identifies the bearer as an employee, independent contractor or representative of Permittee. Upon termination of an employee, independent contractor or representative, Permittee shall be responsible for the timely return of said badges, and uniform identifications. Permittee shall be solely responsible for returning all transponders issued to independent contractors operating under Permit held by Permittee upon termination of contract.

     G. All drivers, independent contractors, and employees of Permittee are prohibited from entering into the terminals for any reason.

     H. All drivers including independent contractors must remain in their vehicles except when actively loading passengers and luggage.

     I. Permittee shall require all drivers to inform passengers of the number of stops to be made and estimated time of arrival to their destinations or the duration of the entire



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trip.

     J. No shuttle van passenger to San Francisco shall be required to wait longer than fifteen (15) minutes from the time they first board the vehicle and the time they depart the Airport. No shuttle van passenger going to other destinations shall be required to wait longer than thirty (30) minutes from the time they first board the vehicle and the time they depart the Airport.

     K. Permittee shall meet, upon request, the transportation needs of disabled Airport passengers in accordance with the American's with Disabilities Act of 1990, or as may be revised. In no instance shall the pick-up time be longer than thirty (30) minutes from the time of initial request.

     L. Permittee may reduce the hours of service only with prior written consent of Director.

     M. Permittee understands and agrees that its operation under this Permit is a service to airline passengers and the users of Airport, and that Permittee shall conduct its operation in a first-class, business-like, efficient, courteous, and accommodating manner. "First class service" shall mean that Permittee covenants to fulfill, and in fact does perform all the promises, conditions and terms of this Permit in an exemplary and accommodating manner. Superior service to the passengers of the Airport shall be the foremost goal of Permittee its employees and independent contractors at all times. This particularly includes the maintenance of vehicles and the appearance and performance of personnel.



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     N. Director shall have the right to make reasonable objections to the quality and character of the service rendered the public, the fares charged, and the appearance and condition of curb space and staging area used. Permittee agrees to promptly discontinue or remedy any such objectionable practice. Failure to comply with the foregoing shall constitute a material breach of this Permit.

     0. Permittee shall maintain an adequate staff and use the utmost skill and diligence in the conduct of Permittee's business. All employees, independent contractors and representatives of Permittee shall be courteous and helpful to the public.

     P. Permittee shall respond promptly to all inquiries and complaints. In no instance shall a response take longer than two (2) weeks.

     Q. Permittee shall require all drivers to take the most direct route to each passengers destination. Passengers from discontinuous areas shall not be mixed in the same shuttle van.

     4.01. Curb Coordinator

     In conjunction with all other Door-to-Door Shuttle operators, Permittee shall be required to participate in providing curb coordinating service in the staging area (Lot) and at each terminal curb location. Curb coordinators shall be provided between the hours of 7:30 a.m. and 12:30 a.m., seven (7) days per week including holidays or all hours of operation. No shuttle van shall wait or park in loading zones unless actively



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loading passengers between the hours of 12:30 a.m. and 7:30 a.m. or any other time a curb coordinator is not present.

     During the time that a curb coordinator is present in a zone, one shuttle van may be in that particular zone. A second shuttle van may be called up to that zone by the curb coordinator only if specifically requested by a passenger. If a zone's curb coordinator fails to adhere to these guidelines, the loading zones at all three (3) terminals shall revert to active loading Section 1.4.6(F) of the Airports Rules and Regulations.

     Curb Coordinators' responsibilities shall include but not be limited to the following:

     a)   Call vans to curb;

     b)   Sort passengers by service/district area;

     c)   Supervise drivers;

     d)   Assist passengers with luggage when walkway is congested; and

     e) Enforce terms and conditions of Permit as necessary and enforce compliance with all applicable Airport Rules and Regulations.

     f)   Discourage solicitation of shuttle customers by any/all individuals.


     4.02. Reservation System

     Permittee shall maintain a reservation system in full operation seven (7) days per week from 6:00 a.m. until midnight.

     4.03. Representative of Permittee

     Permittee shall at all reasonable times retain not more than one qualified representative authorized to represent and act for Permittee in matters pertaining to its on-Airport operation even if Permittee is a partnership or joint venture. Permittee shall keep Director informed in writing of the identity of each



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such person.


5.   Consideration for Permit

     As consideration for this Permit, Permittee agrees:

          A. To pay City, a monthly fee determined by the number of monthly trips conducted by Permittee under this Permit. For the purposes of this Permit, a trip shall be defined as each time one of Permittee's vehicles passes in front of Airport's International Terminal Building. The per trip fee payable shall be established in the Airport's Rules and Regulations, and may be amended from time to time.

          Payments shall be made in lawful money of the United States, free from all claims, demands, set-offs, or counter-claims of any kind against City. Payments not paid when due shall be subject to interest thereon at the rate of one and one-half percent (1-1/2%) per month.

          B. To allow City to permanently affix a transponder to the roof of Permittee's vehicles so that City may monitor Permittee's operation of its vehicles on the Terminal Roadways and automatically record the number of monthly vehicle trips Permittee conducts under this Permit.

     In the event of an Automatic Vehicle Identification System (AVI) failure, City shall determine Permittee's monthly fee based upon the number of vehicle trips made in the same month prior year, or if less than one full year of operation, Permittee's fee shall be based upon an average of the number of vehicle trips for the total number of months in operation under



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     this Permit.

     City will provide the first transponder for each of Permittee's vehicles. Permittee shall pay for replacement of any lost or stolen transponders. City, or its agent or employees, shall attach the transponder to the roof of each vehicle. City shall not drill, rivet or otherwise puncture the body of Permittee's vehicles in the course of installing the transponder unit and shall install the transponders in a workmanlike manner so as to avoid unnecessary damage to the roofs of Permittees vehicles.

     Permittee agrees to waive all and any claims against the City for any and all incidental damage caused to Permittee's vehicles by the ordinary process of installing or removing the transponder.


6.   Books and Records

     Permittee shall maintain for a period of four years or, in the event of a claim by City, until such claim of City for payments hereunder shall have been fully ascertained, fixed and paid, separate and accurate daily records of gross revenues derived from ground transportation operations and trip activity as herein defined, and in accordance with generally accepted accounting principles, showing in detail all business done or transacted in, on, about or from or pertaining to Permittee's operations at Airport, and Permittee shall enter all receipts arising from such business in regular books of account, and all entries in any such records or books shall be made at or about



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the time the transactions respectively occur. In addition, Permittee shall maintain monthly and annual reports of gross revenues and trip activity derived from its operation under this Permit, using a form and method as is determined by Director. Such forms and methods shall be employed by Permittee throughout the term of this Permit. Such books and records shall be maintained at Permittee's principal place of business unless otherwise permitted by Director in writing. Upon Director's written request, Permittee shall make available immediately at Airport any and all books, records and accounts pertaining to its operations under this Permit. The intent and purpose of the provisions of this section are that Permittee shall keep and maintain records which will enable City and City's Controller to ascertain, determine and audit, if so desired by City, clearly and accurately, the gross revenues and trip activity of Permittee, and that the form and method of Permittee's reporting of gross revenues and trip activity will be adequate to provide a control and test check of all revenues derived by Permittee under this Permit.

     Should any examination, inspection, and audit of Permittee's books and records by City disclose an underpayment by Permittee in excess of five percent (5%) of the consideration due, Permittee shall promptly pay City the amount of such underpayment and shall reimburse City for all costs incurred in the conduct of such examination, inspection, and audit. In the event that City deems it necessary to utilize the services of legal counsel in connection with collecting the reimbursement for



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such examination, inspection, and audit, then Permittee shall reimburse City for reasonable attorney's fees and litigation expenses as part of the aforementioned costs incurred.

     Not later than ninety (90) days after the annual anniversary of the commencement of this Permit, when required by Director, Permittee shall furnish to City a report, certified by Permittee to be true and correct, of the ground transportation gross revenues and trip activity derived by Permittee from its operations permitted hereunder. Said report shall not be make public except as required by law.

     Permittee shall furnish City with such other financial or statistical reports as Director, from time to time may reasonably require.

     6.01. Passenger Statistics

     Permittee shall provide the Airport by the 15th of each month a report accounting for the number of passengers carried to and from the Airport by county for the previous month.

7.   Other Charges and Fees

     Permittee shall pay all other charges, penalties or fees occasioned by Permittee's operations or activities on or about the Airport.

8.   Indemnity

     Permittee and Permittee's independent contractors agree to defend, indemnify and hold harmless City, Commission and its members, and all of the officers, agents, and employees of each



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of them, from and against all liability for injuries to or deaths of persons or damage to property proximately caused by the actions of Permittee or Permittee's independent contractors.

     Each party hereto shall give to the other prompt and timely written notice of any claim made or suit instituted coming to its knowledge which in any way, directly or indirectly, contingently or otherwise, affects or might affect either, and each shall have the right to participate in the defense of the same to the extent of its own interest.

9.   Insurance

     Permittee shall procure and maintain during the term of this Operating Agreement the following insurance:

     (a) Workers' Compensation, with Employer's Liability limits not less than $1,000,000 each accident if applicable.

     (b) Comprehensive General Liability Insurance with respect to each occurrence of bodily injury, property damage, contractual liability, independent contractors, personal injury, products, and completed operations with a minimum single limit of $1,000,000.

     (c) Comprehensive Automobile Liability Insurance with limits not less than those required by the California Public Utilities Commission (CPUC) for each occurrence Combined Single Limit Bodily Injury and Property Damage including Employer's non-



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          ownership liability and hired auto coverages. Airport reserves the rights to change the comprehensive automobile liability coverage requirements in maintaining compliance with the requirements set by the California Public Utilities Commission.

     In addition to the required Comprehensive General Liability Insurance and Comprehensive Automobile Liability insurance certificates, Permittee must include the Airport's required Endorsement Form for each certificate.

     Permittee's insurer shall provide to the Director, a list of all vehicles covered under Permittee's General and Automobile Liability policies. All vehicles operated by Permittee's employees must be insured under Permittee's Automobile Liability Policy; and all employees operating vehicles under this Permit must be covered under Permittee's General Liability and Workman's Compensation policies. All vehicles operated by non-employees or independent contractors under this Permit, that are not covered under Permittee's Automobile Liability, General Liability, and Workman's Compensation policies must be separately insured and proof of such insurance must be provided to the Director prior to the vehicle commencing operations at the Airport. Permittee may not add vehicles to its fleet, nor operate existing vehicles, unless such vehicles are insured according to the limits and coverages specified in this Permit or limits not less than those required by CPUC.



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     Comprehensive General Liability Insurance, Comprehensive Automobile
Liability Insurance, and Property Insurance policies shall be endorsed to provide the following:

          1. Name as ADDITIONAL INSUREDS the City and County of San Francisco, the Airports Commission and its members, and all of the officers, agents, and employees of each of them.

          2. That such policies are primary insurance to any other insurance available to the Additional Insured's, with respect to any claims arising from operation under this Permit, and that insurance applies separately to each insured against whom claim is made or suit is brought.

     ALL POLICIES SHALL ALSO BE ENDORSED TO PROVIDE:

     Thirty (30) days advance written notice to City of cancellation, non-renewal or reduction in coverage, delivered to the following:

     Deputy Director of Airports, Business and Finance
     P.O. Box 8097
     San Francisco International Airport
     San Francisco, CA 94128

     Certificates of insurance evidencing all coverages and endorsements above shall be furnished to the City before commencing any operations under this Permit.

     Permittee agrees that the terms of these Insurance requirements may be increased or revised upon the written demand of the City, which demand must be based on reasonable and justifiable grounds.



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     All insurance coverage shall be with a company or companies approved by the
Airport, and in a form satisfactory to City's City Attorney.


10.  Faithful Performance Bond

     Permittee agrees that upon execution of this Permit, it will, at its own expense, deliver to Director a surety bond or bonds in the amount of ONE HUNDRED FIFTY THOUSAND EIGHT HUNDRED THIRTY EIGHT ($150,838), payable to City, naming City as obligee and issued by a surety company or companies acceptable to and in such form as approved by City's City Attorney, which surety bond or bonds may be renewed annually, and shall be maintained in full force and effect during the term of this Permit at the expense of Permittee, to insure the faithful performance by Permittee of all the covenants, terms and conditions of this Permit, inclusive of but not restricted to the payment of all considerations provided herein. After twelve (12) months, Airport will amend the surety bond amount to an amount equivalent to six (6) months average of trip fees indicated by the AVI system. The surety company issuing said bond or bonds shall give Director notice in writing by registered mail at least sixty (60) days prior to an anniversary date of its intention not to renew said bond or bonds. In lieu of such surety bond or bonds, Permittee may deposit with City an Irrevocable Letter of Credit, Certificates of Deposit, Certified Check, Cashiers Check or Money Order, in the agreed amounts as security for faithful performance by Permittee as hereinabove provided, and Permittee may have the



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right to reserve to itself interest payable on said interest bearing instruments.

11.  Right of Access

     During the existence of this Permit, and subject to the Airport's Rules and Regulations, Permittee, its independant contractors, employees, agents, licensees and business invitees, shall possess the right of ingress to and egress from and about the Airport by authorized vehicles bearing valid identification decals and automatic vehicle identification devices, as required by Permittee's operations hereunder; provided that such right shall not be exercised in a manner and to such extent as to impede or interfere with the operation of the Airport by City, its lessees, or other permittees, and shall be subject to the rules and regulations of Commission at Airport.

12.  Staging Area

     The Director may establish and construct a staging area for commercial vehicles providing ground transportation services. The Director may require that all vehicles not actively loading or unloading passengers shall be parked in the staging area, and reserves the right to charge a fee for use of the staging area. Use of the staging area shall be limited to one hour or the posted time limits, whichever period is shorter. Permittee shall participate in providing a curb coordinator in the staging area between the hours of 7:30 a.m. till 12:30 a.m. seven days per week or during all hours of operation at Airport.



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     Should Permittee be provided with a staging area, all associated costs for maintenance and upkeep shall be the sole responsibility of Permittee. Failure to maintain staging area in a clean first class condition will result in closure of staging area. No vans shall stage, wait or park in any other areas of the Airport other than the designated loading/unloading zones or designated staging area.

13.  Waybills

     Every charter passenger pickup shall be documented by a waybill prepared in advance of the pickup. Waybills shall be prepared by Permittee or the driver of Permittee's vehicle prior to the vehicle's arrival at the Airport's passenger pickup zone. The waybill shall state the passenger's name, the number of persons in the party, the location of the pick up, the time of the scheduled pickup, and the airline and flight number on which the passenger has arrived. The driver of Permittee's vehicle shall, upon request, present any/all waybills to any Airport official for inspection. The driver of the Permittee's vehicle may prepare the waybill based on radio or telephone communications to the driver.

14.  Default by Permittee

     Permittee shall be in default under this Permit if:

          A. Permittee shall fail duly and punctually to pay the fees, or to make any other payment required hereunder, when due to City; or



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     B. Permittee shall become insolvent, or shall take the benefit of any present or future insolvency statute, or shall make a general assignment for the benefit of creditors, or file a voluntary petition in bankruptcy, or a petition or answer seeking an arrangement for its reorganization, or the readjustment of its indebtedness under the Federal bankruptcy laws, or under any other law or statute of the United States or of any State thereof, or consent to the appointment of a receiver, trustee, or liquidator of any or substantially all of its property; or

     C. A petition under any part of the Federal bankruptcy laws, or an action under any present or future insolvency law or statute, shall be filed against Permittee and shall not be dismissed within thirty (30) days after the filing thereof; or

     D. The interest of Permittee under this Permit shall be transferred, without the approval of the City, by reason of death, operation of law, assignment, sub-lease or otherwise, to any other person, firm or corporation; or

     E. Permittee shall voluntarily abandon, desert or fail to use its rights hereunder; or

     F. Permittee shall fail to keep, perform and observe each and every other promise, covenant and agreement set forth in this Permit, including maintenance of affirmative action and employment non-discrimination goals as set forth herein or the submission of reports requested herein, and such failure shall continue for a period of more than thirty (30) days after delivery by Director of a written notice of such breach or default, except where fulfillment of its obligation requires



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activity over a period of time, and Permittee shall have commenced in good faith to perform whatever may be required for fulfillment within ten (10) days after receipt of notice and continues such performance without interruption except for causes beyond its control; or

     G. Permittee shall use or give its permission to any person to use any portion of Airport, used by Permittee under this Permit, for any illegal purpose.

15.  City's Remedies

     If default be made by Permittee in any of the covenants, terms and conditions herein contained, City may elect to:

          (A) Allow this Permit to continue in full force and effect and to enforce all of City's rights and remedies hereunder, including, without limitation, the right to collect fees as they become due together with interest thereon at the rate of one and one-half percent (1-1/2%) per month; or

          (B) Terminate this Permit without prejudice to any other remedy or right of action for arrearages of fees.

     Upon such termination by City, all rights, powers and privileges of Permittee hereunder shall cease, and Permittee shall have no claim of any kind whatsoever against City, Commission, or the members thereof, or their employees or agents by reason of such termination, or by reason of any act by City incidental or related thereto. In the event of the exercise by City of such option to terminate, Permittee shall have no right to or claim upon any improvements or the value thereof, which may



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have been previously installed by Permittee in or on the Airport`s premises.

     City will not be deemed to have terminated this Permit in the absence of service of written notice upon Permittee to that effect.

     Revocation or termination of this Permit may be appealed to Commission. Such appeal may be initiated by Permittee filing a written request for appeal with the Airport's Commission Secretary within ten (10) days of Permittee's receipt of notice of termination. Permittee's request shall specifically state the grounds upon which the appeal is based.

     The exercise by City of any remedy provided in this Permit shall be cumulative and shall in no way affect any other remedy available to City under law or equity.

16.  Monetary Damages

     In the event City elects to terminate this Permit, Permittee shall pay to City an amount equal to the sum of:

          A. All amounts owing at the time of termination on account of breach of any term, covenant or condition of this Permit including but not limited to unpaid fees plus interest thereon on all such amounts from the date due until paid at the rate of one and one-half percent (1-1/2%) per month;

          B. Any other amount to compensate City fully for all detriment proximately caused by Permittee's failure to perform its obligations hereunder or which in the ordinary course would likely result therefrom.



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17.  No Waiver of Subsequent Breaches or Defaults

     The failure of City at any time to insist upon a strict performance of any of the terms, conditions and covenants herein shall not be deemed a waiver of any subsequent breach or default in the terms, conditions and covenants herein.

18.  Prohibition Against Advertising

     No advertising or solicitation, including the posting of room rates or transportation fares, shall be allowed on the exterior of any of Permittee's vehicles, unless specifically approved in writing by Director; except that a vehicle may display Permittee's authorized common color scheme and markings and destination signs.

19.  Prohibited Conduct

     The following activities by Permittee are prohibited:

          (1) Bypassing a holding lot or ticket collection area;

          (2) Picking up or discharging passengers or their baggage at any terminal level or location other than those designated for such purpose;

          (3) Leaving the vehicle unattended, except in designated staging areas;

          (4) Failing to give, upon a passenger's request, a receipt showing the amount of fare paid, the driver's correct name, the name of the Permittee and the vehicle number, if any;

          (5) Failing to maintain the interior and exterior of the vehicle in a clean condition;



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          (6) Littering of the staging area;

          (7) Providing false information to authorized Airport personnel;

          (8) The switching or altering of staging area trip tickets or any tickets issued by the Airport or coordinator;

          (9) Displaying to an Airport official a waybill in an altered or fictitious form;

          (10) Driving in a vehicle that does not bear a valid identification decal or an automatic vehicle identification device issued by the Airport;

          (11) Solicitation of passengers on Airport property except as otherwise provided in permit with the Airport;

          (12) Recirculating on the upper level roadway;

          (13) The use or possession of any alcoholic beverage while operating a vehicle on the Airport;

          (14) Failing to operate a vehicle in a safe manner as required by the California Vehicle Code;

          (15) Failing to comply with posted speed limits and traffic control signs;

          (16) Use of profane or vulgar language directed to or at the public;

          (17) Any attempt to solicit payment in excess of that authorized by law;

          (18) Any solicitation for or on behalf of any hotel, motel, club or nightclub;

          (19) Any solicitation of any activity prohibited by the Penal Code of the State of California;



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



          (20) Failing to maintain a neat personal appearance as determined by the dress code set forth in Permit and Airport Rules and Regulations;

          (21) Operating a vehicle which is not in a safe mechanical condition or which lacks mandatory safety equipment as defined in the California Vehicle Code, and by the California Bureau of Automotive Repair;

          (22) Disconnecting any pollution control equipment;

          (23) Use or possession of any dangerous drug or narcotic while operating a vehicle on Airport property;

          (24) Double parking;

          (25) Engaging in any conduct or activity intended to or apparently intended to ask, implore or persuade a passenger to alter his or her previously chosen mode of ground transportation or specific ground transportation operator, except as otherwise provided by contract or permit with the Airport.

          (26) Damaging, removing, detaching, breaking, tampering or otherwise attempting to disable an automatic vehicle identification device.

20.  Fines

     Pursuant to Appendix B, Section 1.4.7 (E), of Commission's Rules and Regulations, fines may be imposed or levied against Permittee, or the operators of Permittee's vehicles, for engaging in prohibited conduct. Specific fines for specific prohibited conduct are described in said Rules and Regulations.



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



21.  Compliance with Rules and Regulations

     Permittee shall abide by and conform to all laws, governmental orders, rules and regulations, including any future amendments thereto, controlling or in any manner affecting the use or occupancy of Airport property. Permittee shall abide by and conform to all Airport Rules and Regulations, operational notices or bulletins now or hereafter in force and effect. Permittee shall provide City with a copy of its current appropriate California Public Utilities Commission Permit.

     Permittee shall be fully responsible for the conduct of its Employees, Drivers, Independent Contractors and Curb Coordinators covered under this Permit.

22.  Nonassignability

     This Permit is not assignable, in whole or in part, without prior written approval from the Director.


23.  Revocable Permit

     This Permit is revocable at any time, in the absolute discretion of the Director. Such revocation shall be accomplished by giving reasonable prior written notice thereto to the Permittee, but in no event shall more than 30 days notice be required, provided that should Permittee, at any time, fail to provide or maintain the insurance or faithful performance bond required under this Permit or should the amount of the consideration payable by Permittee equal or exceed the amount of the faithful performance bond, then the Director may, by written notice, revoke this Permit at any time. Permittee may terminate this Permit by giving thirty (30) days prior written notice thereof to the Director. This Permit may be cancelled by the mutual written consent of the parties at any time without the aforesaid written notice.

24.  Federal Nondiscrimination Regulations

     Permittee understands and acknowledges that City has given to the United States of America, acting by and through the Federal Aviation Administration, certain assurances with respect to nondiscrimination, which have been required by Title VI of the Civil Rights Act of 1964, and by Part 15 of the Federal Aviation Regulations as amended, as a condition precedent to the government making grants in aid to City it is required under said Regulations to include in every agreement or concession pursuant to which any person or persons other than City, operates or has the right to operate any facility on Airport property providing services to the public, the following covenant, to which Permittee agrees:

     Permittee, in its operation at and use of San Francisco International Airport, covenants that it will not on the grounds of race, color or national origin, discriminate or permit discrimination against any person or group of persons in any manner prohibited by Part 15 of the Federal Aviation Regulations, and in the event of such discrimination, Permittee agrees that City has the right to take such action against Permittee as the government may direct to enforce this covenant.

     City, in response to said Act and said Regulations, covenants and agrees with the United States of America that in the operation and use of the Airport it will not, on the grounds of race, color, or national origin, discriminate or permit discrimination against any person or group of persons in any manner prohibited by Part 15 of the Federal Aviation Regulations, and that it will include the foregoing covenant in every agreement or concession pursuant to which any person or persons, other than City, operates or has the right to operate any facility on Airport property providing services to the public, and that it will also include in such agreement a provision granting to City the right to take such action as the government may direct to enforce such covenant.


25.  Federal Affirmative Action Regulations

     Permittee assures that it will undertake an affirmative action program as required by 14 CFR Part 152, Subpart E, to insure that no person shall on the grounds of race, creed, color, national origin, or sex be excluded from participating in any employment activities covered in 14 CFR Part 152, Subpart
E. Permittee assures that no person shall be excluded on these grounds from participating in or receiving the services or benefits of any program or activity covered by this subpart. Permittee assures that it will require that its covered sub-organizations provide assurances to Permittee that they similarly will undertake affirmative action programs and that they will require assurances from their sub-organizations, as required by 14 CFR Part 152, Subpart E, to the same effect.

26.  City's Nondiscrimination Ordinance

     Permittee acknowledges that it is familiar with San Francisco Administrative Code Sections 12B, 12C and 12D and that it is bound by said Sections incorporated herein by reference as "Attachment A" and made a part hereof.

27.  Conflict of Interest

     Permittee states that it is familiar with the provisions of City's Charter
Section 8.105, attached hereto as "Attachment B" and certifies that it knows of no facts in connection with this permit which constitutes a violation of said section. It further certifies that it will make a complete disclosure to the Director if necessary, of all facts within its reasonable knowledge bearing upon any possible interest, direct or indirect, which it believes any member of Commission or other officer or employee of City presently has or will have in this Permit or in the performance. Willful failure of Permittee to make such disclosure, if any, to Commission, shall constitute grounds for termination of this Permit.

28.  Declaration Regarding Airport Private Roads

     Permittee hereby acknowledges and agrees that all roads existing at the date of execution hereof within the boundaries of the San Francisco International Airport, as shown on the current official Airport Plan and as it may be revised, are the private property and private roads of the City and County of San Francisco, with the exception of that portion of the Old Bayshore Highway which runs through the southern limits of the Airport: to the intersection with the North Airport Road as shown on said Airport Plan, and which runs from the off and on ramps of the State Bayshore Freeway to the intersection with said Old Bayshore Highway as shown on said Airport Plan. It further acknowledges that any and all roads hereafter constructed or opened by City within the Airport boundaries will be the private property and road of City, unless otherwise designated by appropriate action.

29.  Prevailing Rate of Pay

     Permittee agrees and covenants that it shall comply with the provisions of San Francisco Administrative Code Chapter 6, Section 6.1-3, as amended, to the extent to which said Ordinance is held enforceable and is applicable to the operations authorized under this Permit. A copy of said Ordinance is attached hereto as "Attachment C" and is incorporated herein by reference for purposes of convenience. Such incorporation by reference shall not give rise to any rights to enforcement of the provisions of such Ordinance not otherwise available absent such incorporation by reference.



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



30.  Section Headings

     The section headings contained herein are for convenience in reference and are not intended to define or limit the scope of any provision of this Permit.

31.  Severability

     In the event any covenant, term or condition herein contained is held to be invalid by any court of competent jurisdiction, such invalidity shall not affect any other valid covenant, term or condition herein contained.

32.  Applicability of Charter Provisions

     All terms of this Permit shall be governed by and shall be subject to all the provisions of City's Charter now and as may be amended from time to time.

33.  Subordination to Sponsor's Assurance Agreement

     This Permit shall be subordinate and subject to the terms of any "Sponsor's Assurance Agreement" which has been furnished to the Federal Aviation Administrator acting for the Government of the United States of America or any other like agreement between City and the Federal government. Such agreements shall not be considered as waivers of any claim of Permittee against the United States of America.

34.  Successors and Assigns

     Each and all of the conditions and covenants of this

Permit shall extend to and bind and inure to the benefit of City and Permittee, and the legal representatives, successors and assigns of either or both of them.

35.  Notices

     All notices required to be given to Permittee hereunder shall be in writing and given by registered mail addressed to Permittee at Airport or to Permittee at ____________________________________________________________ or such other address to be designated by Permittee by written notice to City. All notices required to be given to City hereunder shall be in writing and given by certified or registered mail addressed to Director of Airports, San Francisco International Airport, San Francisco, California, 94128.

36.  Interpretation

     The language of this Permit shall be construed according to its fair meaning, and not strictly for or against either City or Permittee. This Permit shall be deemed to be made in the City and County of San Francisco and construed and performed according to the laws of the State of California.

37.  Integrated Agreement: Modification

     This Permit contains all the agreements of the parties and cannot be further amended or modified except by written agreement.

     If the parties hereto previously have entered into or do enter into any other lease, license, permit or agreement covering premises or facilities at the Airport, this Permit and the terms, conditions, provisions and covenants hereof shall apply only to the uses herein particularly described, and this Permit or any of the terms, conditions, provisions or covenants hereof shall not in any way or in any respect change, amend, modify, alter, enlarge, impair or prejudice any of the rights, privileges, duties or obligations of either of the parties hereto under or by reason of any other said lease, permit, license or other agreement between said parties.


//
//
//



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



     IN WITNESS WHEREOF, the parties hereto have executed this Permit in duplicate by their duly authorized officers.

PERMITTEE:                         CITY AND COUNTY OF SAN FRANCISCO:
                                   A Municipal Corporation

By [ILLEGIBLE]                     By
   ------------------------           -------------------------
   Authorized Signature               Director of Airports

Title  President
      ---------------------
Dated  12-6-93                     Dated
      ---------------------              ----------------------




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